UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2012

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 15, 2012, we held our annual meeting of stockholders. At the annual meeting, our stockholders:

(i) elected the whole Board of Directors to serve until the next annual meeting and until their successors are duly elected and qualified; and

(ii) ratified the selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2012.

A total of 46,865,204 shares of Common Stock were present in person or by proxy at the meeting, representing approximately 91.95% of the voting power of the Company entitled to vote.

The votes cast on the matters that were brought before the annual meeting, including non-votes where applicable, were as set forth below:

	Number of Votes
	In Favor	Withheld	Non-Votes
Nominees for Election to Board of Directors:
William E. Curran	32,255,443	57,456	14,552,305
Charles W. Hull	32,233,716	79,183	14,552,305
Jim D. Kever	32,232,501	80,398	14,552,305
G. Walter Loewenbaum, II	31,904,558	408,341	14,552,305
Kevin S. Moore	32,220,351	92,548	14,552,305
Abraham N. Reichental	32,234,416	78,483	14,552,305
Daniel S. Van Riper	32,251,252	61,647	14,552,305
Karen E. Welke	32,252,744	60,155	14,552,305

	For	Against	Abstentions
Ratification of BDO USA, LLP as our Independent Registered Public Accounting Firm	46,370,364	130,419	364,421

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: May 16, 2012
By: /s/ Andrew M. Johnson
(Signature)
Name: Andrew M. Johnson
Title: Vice President, General Counsel and Secretary